EXHIBIT 10.14
SECOND AMENDMENT TO THE
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
2009 INCENTIVE COMPENSATION PLAN

Cognizant Technology Solutions Corporation, a Delaware corporation (the “Corporation”), originally adopted the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan (as amended from time to time, the “Plan”) effective as of April 16, 2009, and the Plan was approved by the stockholders of the Corporation on June 9, 2009. The Board of Directors of the Corporation subsequently amended the Plan in certain respects effective as of March 1, 2014. Article Five, Section V.B of the Plan allows the Compensation Committee of the Board of Directors of the Corporation to amend the Plan in certain respects at any time or from time to time.
In order to further amend the Plan in certain respects, this Second Amendment to the Plan has been adopted and approved by a resolution of the Compensation Committee of the Board of Directors of the Corporation on September 18, 2014, effective as set forth below. This Second Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.
1.    Effective as of September 18, 2014, Article Two, Section V.C of the Plan is hereby amended in its entirety to read as follows:
C.     Any Optionee who is subject to taxation in the United Kingdom may, in the Corporation’s sole discretion, be required to pay all secondary Class 1 National Insurance Contributions which may otherwise be payable by the Corporation (or the Parent or Subsidiary employing such Optionee) arising in connection with the grant, vesting or exercise of an Award under the Discretionary Grant Program or the issuance of shares of Common Stock thereunder (the “Employer Option NIC”). If so required by the Corporation, the Optionee must pay such Employer Option NIC at such times and in such form as determined by the Corporation (or such Parent or Subsidiary).
2.    Effective as of September 18, 2014, Article Three, Section III.F of the Plan is hereby amended in its entirety to read as follows:
F.    Any Participant who is subject to taxation in the United Kingdom may, in the Corporation’s sole discretion, be required to pay all secondary Class 1 National Insurance Contributions which may otherwise be payable by the Corporation (or any Parent or Subsidiary employing or retaining or previously employing or retaining the Participant) arising in connection with the Award or the issuance of shares of Common Stock thereunder (the “Employer Issuance NIC”). If so required by the Corporation, and until such time as the Corporation provides the Participant with written or electronic notice to the contrary, the Employer Issuance NIC shall be collected through the Share Withholding Method.